Exhibit 99.1

                             [LOGO OF ZYMOGENETICS]

Contact
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INVESTOR RELATIONS                              MEDIA RELATIONS
John Calhoun, MD, MBA                           Susan W. Specht, MBA
Director, Corporate Communications              Corporate Communications Manager
& Investor Relations                            (206) 442-6592
(206) 442-6744

FOR IMMEDIATE RELEASE
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    GEORGE B. RATHMANN, PH.D. TO RETIRE FROM ZYMOGENETICS BOARD OF DIRECTORS

Seattle, February 15, 2006 - ZymoGenetics, Inc. (NASDAQ: ZGEN) announced today that George B. Rathmann, Ph.D. will retire effective March 10, 2006 from the company's Board of Directors for personal health reasons.

Dr. Bruce L.A. Carter, President and CEO, remarked, "George Rathmann has been described as a legend in biotechnology. George is also a wonderful human being and we are sorry to lose him as a board member but pleased he has accepted the position of Chairman Emeritus. We are very grateful for his valuable contributions over five years and we will continue to elicit his advice and listen carefully to his counsel."

ABOUT ZYMOGENETICS
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ZymoGenetics is a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic proteins for the treatment of human diseases. The Company is developing a diverse pipeline of potential proprietary product candidates that are moving into and through clinical development. These span a wide array of clinical opportunities that include bleeding, autoimmune diseases and cancer. ZymoGenetics intends to commercialize these product candidates through internal development, collaborations with partners and out-licensing of patents from its extensive patent portfolio. For further information, visit www.zymogenetics.com.

FORWARD LOOKING STATEMENTS
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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. ZymoGenetics' actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with our unproven discovery strategy, preclinical and clinical development, regulatory oversight, intellectual property claims and litigation and other risks detailed in ZymoGenetics' public filings with the Securities and Exchange Commission, including ZymoGenetics' Annual Report on Form 10-K for the year ended December 31, 2004. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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